Atlantic Investment Company
                          Three Commercial Place
                       Norfolk, Virginia 23510-2191


                                                  February 10, 1997



BY HAND

Conrail Inc.
2001 Market Street
Two Commerce Square
Philadelphia, Pennsylvania  19101

Attention:  Corporate Secretary


            Re:  1997 Annual Meeting of Shareholders

Dear Sirs:

            In accordance with Article II, Section 2.15, and Article III,
Section 3.03 of the Amended and Restated By-Laws (the "By-Laws") of Conrail Inc. (the "Company"), Atlantic Investment Company ("Atlantic"), a Delaware corporation and a wholly-owned subsidiary of Norfolk Southern Corporation ("Norfolk Southern"), hereby notifies you of its intent, at the 1997 Annual Meeting of Shareholders of the Company, including any postponement or adjournment thereof (the "Annual Meeting"), to (i) nominate the persons listed in Schedule A hereto for election as directors of the Company (each, a "Nominee", and collectively, the "Nominees"), (ii) introduce a proposal substantially in the form set forth in Schedule B hereto to amend Section 3.01 of the By-Laws to declassify the Company's Board of Directors (the "Company Board"), (iii) introduce a proposal substantially in the form set forth in Schedule C hereto which would effect the removal of all of the directors of the Company from the Company Board, other than the individuals nominated to the Company Board by Atlantic and the individuals named in Schedule C hereto, and (iv) introduce a proposal substantially in the form set forth in Schedule D hereto to amend Section 3.01 of the By-Laws to decrease the size of the Company Board to a total of eight directors. This letter, Schedules A, B, C and D hereto and all enclosures herewith are referred to as the "Notice."

            In connection with the solicitation of proxies to attempt to effect the Shareholder Business (as defined below), Norfolk Southern and Atlantic will prepare and utilize their own proxy materials (the "Proxy Materials") in accordance with applicable law.

I.  Article II Information.

            The information specified in clauses (1) through (6) of
Article II, Section 2.15 of the By-Laws is set forth below:

            (1) At the Annual Meeting, Atlantic intends to (i) nominate the individuals named in Schedule A hereto for election as directors of the Company, (ii) introduce a proposal substantially in the form set forth in Schedule B hereto to amend Section 3.01 of the By-Laws to declassify the Company Board, (iii) introduce a proposal substantially in the form set forth in Schedule C hereto which would effect the removal of all of the directors of the Company from the Company Board, other than the individuals nominated to the Company Board by Atlantic and the individuals named in Schedule C hereto, and (iv) introduce a proposal substantially in the form set forth in Schedule D hereto to amend Section
3.01 of the By-Laws to decrease the size of the Company Board to a total of eight directors (collectively, the "Shareholder Business").

            Atlantic seeks to conduct the respective items included in the Shareholder Business in order to replace a majority of the members of the Company Board (as currently constituted) to include at least a majority of directors that are committed to evaluate acquisition proposals for the Company with a view towards maximizing value for Company shareholders and to reduce the size of the Company Board to a more manageable size. Each of the Nominees has stated that such Nominee is committed to seek the most advantageous transaction for holders of shares of common stock, par value $1.00 per share (the "Common Shares"), of the Company and shares of ESOP Convertible Junior Preferred Stock, without par value (the "ESOP Preferred Shares" and, collectively with the Common Shares, the "Shares"), of the Company, and will evaluate fairly and impartially all acquisition or other proposals received by the Company, whether made by Norfolk Southern, by CSX Corporation or by any other potential acquiror and whether now pending or subsequently made. Based on the pending transaction proposals by each of Norfolk Southern and CSX, it is currently contemplated that the Nominees will support Norfolk Southern's proposal.

            (2) Atlantic is a holder of record of 100 Common Shares. Accordingly, Atlantic is entitled to vote at the Annual Meeting and intends to appear in person or by proxy at the Annual Meeting to bring the Shareholder Business.

            (3) The name and address of the shareholder who intends to conduct the Shareholder Business as they should appear on the Company's books are Atlantic Investment Company, P.O. Box 3813, Norfolk, Virginia 23514. As the owner of the entire equity interest in Atlantic, Norfolk Southern may be deemed the beneficial owner of all the Common Shares owned beneficially and of record by Atlantic. Accordingly, the Shareholder Business may be deemed to be proposed by Norfolk Southern. Norfolk Southern's address is Three Commercial Place, Norfolk, Virginia 23510-2191.

            (4) As of the date hereof, Atlantic is the record owner of 100 Common Shares. In addition, as a result of the acceptance for payment by Atlantic Acquisition Corporation ("AAC"), a wholly owned subsidiary of Norfolk Southern, of 8,200,000 Shares pursuant to AAC's tender offer for up to 8,200,000 Shares, Norfolk Southern may be deemed the beneficial owner of such 8,200,000 Common Shares. However, it is intended that the record ownership of all of such 8,200,000 Common Shares will be held in the name of First American National Bank, as voting trustee, pursuant to a Voting Trust created under a Voting Trust Agreement among AAC, Norfolk Southern and First American National Bank.

            (5) Atlantic has a material interest in the Shareholder Business in view of Norfolk Southern's ongoing efforts to acquire control of, and the entire equity interest in, the Company.

            (6) The information set forth in paragraph number (4) above is incorporated herein by reference. Norfolk Southern has agreed to indemnify each Nominee against certain liabilities and expenses in connection with the Nominee's agreement to serve as a Nominee. Norfolk Southern has not agreed to indemnify the Nominees against any acts or omissions by them in their capacities as directors of the Company, if elected. In agreeing to indemnify the Nominees as described above, Norfolk Southern has expressly acknowledged that, as directors of the Company and as Nominees for election to the Company Board, the Nominees will exercise their independent judgment and will not be required to reflect the views of Norfolk Southern. A copy of the form of agreement between Norfolk Southern and each Nominee is enclosed herewith and is incorporated herein by reference.

            Each of the Nominees has agreed, among other things, to resign his or her position as a director of the Company in the event that the Surface Transportation Board issues an order denying, or approving subject to conditions unacceptable to Norfolk Southern, any application or petition by Norfolk Southern, AAC or their affiliates to merge with or exercise control over Consolidated Rail Corporation, and such order becomes final after judicial review or failure to appeal. A copy of the form of Undertaking entered into by each Nominee with Norfolk Southern is enclosed herewith and incorporated herein by reference.


II.  Article III Information.

            The information specified in clauses (1) through (3) of
Article III, Section 3.03 of the By-Laws is set forth below:

            (1) The following persons are to be nominated for election as directors at the Annual Meeting:

                             George A. Butler
                             Stephen P. Lamb
                         Mary Patterson McPherson
                            Bernard C. Watson
                          J. Roger Williams, Jr.

                  (A) The name, age, business address and residence address of each Nominee is set forth in Schedule A hereto.

                  (B) The principal occupation or employment of each Nominee is set forth in Schedule A hereto.

                  (C) The class and number of Shares beneficially owned by each Nominee is set forth in Schedule A hereto.

                  (D) The information set forth in paragraphs (1) and (6) of Section I of this Notice is incorporated herein by reference. Except as set forth therein, no Nominee has any arrangement or understanding with Norfolk Southern, Atlantic or any other person pursuant to which the nominations are to be made.

                  (E) Set forth in Schedule A hereto is all other information regarding each Nominee as of the date of the Notice as would be required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.

                  (F) Each Nominee has consented to serve as a director of the Company if so elected. Enclosed herewith is a copy of the letter from each Nominee consenting to be named in the Notice and in the Proxy Materials and to serve as a director of the Company if so elected at the Annual Meeting.

            (2)   (A)   At the Annual Meeting, Atlantic intends to
      conduct the Shareholder Business. Atlantic's address as it should appear on the Company's books is P.O. Box 3813, Norfolk, Virginia 23514.

                  (B) As of the date hereof, Atlantic is the record owner of 100 Common Shares. Accordingly, Atlantic is entitled to vote at the Annual Meeting and intends to appear in person or by proxy at the Annual Meeting to bring the Shareholder Business.

                  (C) The information set forth in paragraph (4) of
       Section I of this Notice is incorporated herein by reference.

            (3) Atlantic is the record and beneficial owner proposing the Shareholder Business. However, Norfolk Southern, as the owner of the entire equity interest in Atlantic, may be deemed to be the beneficial owner of Atlantic's Common Shares. The information set forth in paragraph
(2)(A)-(C) above is incorporated herein by reference. Norfolk Southern's address is Three Commercial Place, Norfolk, Virginia 23510-2191.

            It is our understanding based upon public filings by the Company that the Company Board has thirteen directorships, of which five are designated as Class I, four are designated as Class II and four are designated as Class III, and that two of the Class I directorships are vacant. It is also our understanding that shareholders of the Company will be asked to elect between three and five Class I directors at the Annual Meeting. Atlantic reserves the right to (i) nominate alternate nominees to fill a director's position if any of the Nominees becomes unavailable to stand for election to the Company Board, (ii) nominate additional nominees to fill any director positions created by the Company Board prior to or at the Annual Meeting, (iii) nominate additional nominees if the Company takes or announces any actions that are designed to, or have the effect of, disqualifying any or all of the Nominees, (iv) designate any nominees as nominees with respect to any class or classes of directors to be elected at the Annual Meeting, (v) increase, decrease or otherwise modify the number and names of the directors which Atlantic seeks to remove from the Company Board, and (vi) propose other or different changes to the By-Laws in the event that the Company takes or proposes to take action to amend the By-Laws.

            The Notice fully complies with the provisions of the By-Laws. Any claim that the Notice is in any way defective should be addressed to the undersigned so that there is adequate opportunity to address such claim in a timely fashion. The giving of the Notice is not an admission that the By-Law procedures are legal, valid or binding, and Norfolk Southern and Atlantic reserve the right to challenge their validity in any appropriate forum.

            Please sign the enclosed copy of this Notice in the space provided below and return it to the messenger.

                              Very truly yours,

                              ATLANTIC INVESTMENT COMPANY


                              By: /s/ William J. Romig
                                    William J. Romig
                                    President


cc:  Robert A. Kindler, Esq.
      Cravath, Swaine & Moore



                                Schedule A

             (Attached to the Notice dated February 10, 1997)

            The following sets forth certain information as of the date of the Notice concerning each Nominee that is, together with the information elsewhere in the Notice, required pursuant to Article II,
Section 2.15 and Article III, Section 3.03 of the By-Laws. Any such information with respect to an individual Nominee has been furnished by such individual Nominee. Each of the Nominees listed and described herein has consented to serve as a director of the Company, if elected. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms elsewhere in the Notice.

            Unless otherwise indicated, the following statements relate to each Nominee and any "associate" of such Nominee, as such term is defined in the Securities Exchange Act of 1934, as amended, and are true, complete and correct to the best of each such Nominee's knowledge:

            1. No Nominee, directly or indirectly, is the beneficial or record owner of any securities of the Company or any subsidiary of the Company.

            2. During the past five years (ten years, in the case of c.), no Nominee:

            a. has had a petition under the Federal bankruptcy laws or any state insolvency law filed by or against him, or a receiver, fiscal agent or similar officer appointed by a court for the business or property of the Nominee, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

            b. was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

            c. was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently of temporarily enjoining him from or otherwise limiting, the following activities:

            (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with any activity;

            (ii) engaging in any type of business practice; or

            (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

            d. been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of the Nominee to engage in any activity described in paragraph
(c)(i) above, or to be associated with persons engaged in any such activity;

            e. been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been subsequently reversed, suspended or vacated; or

            f. been found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

            4. There has been no transaction, or series of similar transactions, since the beginning of the Company's last fiscal year, or any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which any Nominee had, or will have, a direct or indirect material interest.

            5. The information set forth in paragraphs (1) and (6) of
Section I of the Notice is incorporated herein by reference. Except as set forth therein or as described below, no Nominee has any arrangement or understanding with any person (1) with respect to any future employment by the Company or its affiliates, or (2) with respect to any future transactions to which the Company or any of its affiliates will or may be a party. In the event that a Nominee is elected to the Company Board, such Nominee will be entitled to compensation and indemnification as a director of the Company in accordance with the Company's standard arrangements for remuneration and indemnification of non-officer directors.

            6. No Nominee has been indebted to the Company or any of its subsidiaries at any time since the beginning of the Company's last fiscal year.

            7. No relationship set forth in Item 404(b) of Regulation S-K between any Nominee and the Company or between any entity with which any Nominee is affiliated and the Company exists or has existed during the Company's last fiscal year, or is proposed to exist during the Company's current fiscal year.

            8. Except as set forth below, no Nominee holds a directorship in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of that Act or any company registered as an investment company under the Investment Company Act of 1940.

            9. Except as set forth below, no Nominee is a party to any material pending legal proceedings to which the Company or any of its subsidiaries is an adverse party and no Nominee has a material interest in any material pending legal proceedings adverse to the Company or any of its subsidiaries. Dilworth, Paxson, Kalish & Kauffman, the law firm for which Mr. Williams serves as of counsel, currently represents the Commonwealth of Pennsylvania in a civil action against the Company pending in the Court of Common Pleas of Dauphin County, PA.

            10. No Nominee is, or was during the past year, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.


                                 NOMINEE

a)    Name:       George A. Butler

      Age:        68

      Business Address :      N/A (Retired)

      Residence Address:      4 Bugle Lane
                              Blue Ball, PA 19422

b)    Principal Occupation or Employment:  Retired; former
      President of CoreStates Financial Corporation

c)    Class, Series and Number of Shares of Capital Stock of
      the Company Beneficially Owned:   None

d) Certain other information relating to this Nominee that is required to be disclosed in solicitations of proxies for election of directors pursuant to the Rules and Regulations of the Securities and Exchange Commission under Section 14 of the Securities Exchange Act of 1934, as amended:

      Present Principal Occupation or Employment and Five-Year Employment History:

Occupation,                      Principal         Ending Dates
Position,     Names & Address    Business of       of Employment,
Office or     of Corporation     Corporation or    Office or
Employment    or Occupation      Organization      Position Held

President     CoreStates         Banking and        Retired on
              Financial Corp.    financial          12/31/91
                                 institution


All positions and offices with the Company held by the Nominee: None.

Directorships held in companies with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of that Act or companies registered as investment companies under the Investment Company Act of 1940:

            Betz Dearborn, Inc.


                                 NOMINEE

e)    Name:       Stephen P. Lamb

      Age:        47

      Business Address :      Lamb & Bouchard
                              222 Delaware Avenue, Suite 1102
                              P.O. Box 29
                              Wilmington, Delaware  19899

      Residence Address:      128 School Road
                              Wilmington, Delaware  19803

f)    Principal Occupation or Employment: Attorney and
      Partner in the law firm of Lamb & Bouchard.

g)    Class, Series and Number of Shares of Capital Stock of
      the Company Beneficially Owned:   None

h) Certain other information relating to this Nominee that is required to be disclosed in solicitations of proxies for election of directors pursuant to the Rules and Regulations of the Securities and Exchange Commission under Section 14 of the Securities Exchange Act of 1934, as amended:

      Present Principal Occupation or Employment and Five-Year Employment History:


Occupation,                      Principal         Ending Dates
Position,     Names & Address    Business of       of Employment,
Office or     of Corporation     Corporation or    Office or
Employment    or Occupation      Organization      Position Held

President     Lamb & Bouchard     Private practice  Since 5/1/96
              222 Delaware Ave.   of law
              Suite 1102
              P.O. Box 29
              Wilmington, DE

Principal     Law Offices of      Private practice  From 3/1/95
              Stephen P. Lamb,    of law            through 4/30/96
              P.A.

Partner       Skadden, Arps,      Private practice  From 1992 through
              Slate, Meagher      of law            2/28/95
              & Flom

All positions and offices with the Company held by the Nominee: None.

Directorships held in companies with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of that Act or companies registered as investment companies under the Investment Company Act of 1940: None


                                 NOMINEE

i)    Name:       Mary Patterson McPherson

      Age:        62

      Business Address :      Taylor Hall
                              Bryn Mawr College
                              Bryn Mawr, PA 19010

      Residence Address:      907 Wyndon Avenue
                              Bryn Mawr, PA 19010

j) Principal Occupation or Employment: President of Bryn Mawr College (through June 1997; will become Senior Program Officer of the Andrew W. Mellon Foundation beginning October 1997)

k)    Class, Series and Number of Shares of Capital Stock of
      the Company Beneficially Owned:   None

l) Certain other information relating to this Nominee that is required to be disclosed in solicitations of proxies for election of directors pursuant to the Rules and Regulations of the Securities and Exchange Commission under Section 14 of the Securities Exchange Act of 1934, as amended:

      Present Principal Occupation or Employment and Five-Year Employment History:

Occupation,                      Principal         Ending Dates
Position,     Names & Address    Business of       of Employment,
Office or     of Corporation     Corporation or    Office or
Employment    or Occupation      Organization      Position Held

President     Bryn Mawr College   Education        Since 1978
              Bryn Mawr, PA
              19010

All positions and offices with the Company held by the Nominee: None.

Directorships held in companies with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of that Act or companies registered as investment companies under the Investment Company Act of 1940:

                  Dayton Hudson Corporation

Ms. McPherson is also a director of The Philadelphia Contributionship.


                                 NOMINEE

m)    Name:       Bernard C. Watson

      Age:        68

      Business Address :      1314 Chestnut Street - 15th Floor
                              Philadelphia, PA  19107

      Residence Address:      473 Copper Beech Circle
                              Elkins Park, PA 19027

n)    Principal Occupation or Employment: Chairman, Board of
      Directors, HMA Foundation

o)    Class, Series and Number of Shares of Capital Stock of the
      Company Beneficially Owned:   None

p) Certain other information relating to this Nominee that is required to be disclosed in solicitations of proxies for election of directors pursuant to the Rules and Regulations of the Securities and Exchange Commission under Section 14 of the Securities Exchange Act of 1934, as amended:

      Present Principal Occupation or Employment and Five-Year Employment History:


Occupation,                      Principal         Ending Dates
Position,     Names & Address    Business of       of Employment,
Office or     of Corporation     Corporation or    Office or
Employment    or Occupation      Organization      Position Held

Chairman,    HMA Foundation     Non-profit         Since 1/1/94
Board of     1314 Chestnut St.  organization
Directors    Philadelphia, PA   supporting
                                health care in
                                Philadelphia area

President    The William Penn   Non-profit         From 1981 through 1993
             Foundation         organization
             Two Logan Square   supporting
             100 N. 18th St.    cultural,
             Philadelphia, PA   environmental
                                and health care in
                                Philadelphia area

Vice         Temple University  Educational        From 1976
President,   1801 N. Broad St.  institution        through 1981
Academic     Philadelphia, PA
Admini-
tration


All positions and offices with the Company held by the Nominee: None.

Directorships held in companies with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of that Act or companies registered as investment companies under the Investment Company Act of 1940:

            Comcast Corporation

Dr. Watson is also a director of The Philadelphia Contributionship, First Union North (Advisory Board of First Union Bank), and AAA Mid-Atlantic.


                                 NOMINEE

q)    Name:       J. Roger Williams, Jr.

      Age:        60

      Business Address :      Dilworth, Paxson, Kalish & Kauffman
                              3200 Mellon Bank Center
                              1735 Market Street
                              Philadelphia, PA 19103

      Residence Address:      464 Glyn Wynne Road
                              Haverford, PA 19041

r) Principal Occupation or Employment: Of Counsel to the law firm of Dilworth, Paxson, Kalish & Kauffman

s)    Class, Series and Number of Shares of Capital Stock of
      the Company Beneficially Owned:   None

t) Certain other information relating to this Nominee that is required to be disclosed in solicitations of proxies for election of directors pursuant to the Rules and Regulations of the Securities and Exchange Commission under Section 14 of the Securities Exchange Act of 1934, as amended:

      Present Principal Occupation or Employment and Five-Year Employment History:

Occupation,                      Principal         Ending Dates
Position,     Names & Address    Business of       of Employment,
Office or     of Corporation     Corporation or    Office or
Employment    or Occupation      Organization      Position Held

Of Counsel    Dilworth, Paxson,   Private practice  Since 1991
              Kalish & Kauffman   of law
              3200 Market St.
              Philadelphia, PA

All positions and offices with the Company held by the Nominee: None.

Directorships held in companies with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of that Act or companies registered as investment companies under the Investment Company Act of 1940: None


                                Schedule B

             (Attached to the Notice dated February 10, 1997)


            RESOLVED, that pursuant to Article XII, Section 12.01 of the By-Laws and Article EIGHT of the Articles of Incorporation of the Company, the Amended and Restated By-Laws of the Company are hereby amended by deleting the second, third, fourth, fifth and sixth sentences of Section 3.01 thereof and adding two new sentences in replacement thereof which shall read in its entirety as follows:

      "Except as provided in Section 3.04 of these By-Laws, directors shall be elected by a plurality of the votes cast at annual meetings of the shareholders and each director shall serve until his successor is duly elected and qualified, or until his earlier resignation or removal. Notwithstanding any other provisions of these By-Laws, the Board shall not have the power to alter or amend these By-Laws to classify the Board in respect of the time for which the directors shall severally hold office."


                                Schedule C

             (Attached to the Notice dated February 10, 1997)


      RESOLVED, that, with the exception of the individuals nominated for election to the Company's Board of Directors by Atlantic Investment Company and the individuals identified below, each of the members of the Company's Board of Directors be, and each of them hereby is, removed as a director of the Company, effective immediately:

                             Daniel B. Burke
                              David B. Lewis
                              John C. Marous


                                Schedule D

             (Attached to the Notice dated February 10, 1997)


      RESOLVED, that pursuant to Article XII, Section 12.01 of the By-Laws and Article EIGHT of the Articles of Incorporation of the Company, the Amended and Restated By-Laws of the Company are hereby amended by deleting the first sentence of Section 3.01 thereof and adding a new first sentence in replacement thereof which shall read in its entirety as follows:

      "The Board shall consist of eight members."



                              [Form of Indemnity Agreement]


                       Norfolk Southern Corporation
                       Atlantic Investment Company
                          Three Commercial Place
                       Norfolk, Virginia 23510-2191


                             INDEMNITY LETTER


[NOMINEE]



Dear __________:

            Reference is made to your consent to be included as a member of a slate of directors (a "Nominee") proposed by Atlantic Investment Company ("Atlantic"), a wholly owned subsidiary of Norfolk Southern Corporation, for election to the Board of Directors of Conrail Inc. ("Conrail") at Conrail's 1997 Annual Meeting of Shareholders.

            The undersigned hereby agree to indemnify and hold you harmless from and against any and all losses, claims, damages, liabilities and expenses, or actions in respect thereof, relating to or arising out of or based upon your being a Nominee or a "participant in a solicitation" (as defined in the Rules and Regulations under the Securities Exchange Act of 1934, as amended); provided however, that the undersigned will not be responsible for indemnifying you (i) for any actions or failures to act by you in your capacity as a director of Conrail, if elected, (ii) for any losses, claims, damages, liabilities or expenses that are determined by final judgment of a court of competent jurisdiction to result from your gross negligence, bad faith or wilful misconduct or (iii) for the payment in settlement of any claim made without the written consent of the undersigned. The undersigned also hereby agree that the foregoing indemnity covers the fees and expenses of any counsel retained by you to advise you in connection with the matters covered by this Indemnity Letter and your involvement in any related litigation.

            In agreeing to indemnify you as described above, the undersigned expressly acknowledges that, as a director of Conrail and as a nominee for election to the Conrail Board of Directors, you will exercise your independent judgment and will not be required to reflect the views of the undersigned.

            This Indemnity Letter shall be governed by the laws of the State of New York.

                              Very truly yours,

                              NORFOLK SOUTHERN CORPORATION


                              By:
                              Name:
                              Title:


                              ATLANTIC INVESTMENT COMPANY


                              By:
                              Name:
                              Title:


ACCEPTED:


_______________________
    [NOMINEE]




                                          [Form of Undertaking]

                               UNDERTAKING

      THIS UNDERTAKING, dated February , 1997, by and between Norfolk Southern Corporation, a Virginia corporation ("NS"), and
____________________, an individual ("NS-Supported Director").

                           W I T N E S S E T H:

      WHEREAS, Atlantic Investment Company, a Pennsylvania corporation and a wholly owned subsidiary of NS ("AIC"), owns on the date hereof 100 shares of common stock, $1.00 par value ("Common Shares"), of Conrail Inc., a Pennsylvania corporation ("CRI");

      WHEREAS, NS and AIC will solicit proxies in connection with the election of certain CRI directors at a meeting of CRI shareholders currently scheduled to be held on December 19, 1997 including any postponement or adjournment thereof and will cause the proxies obtained to be voted in favor of certain directors who favor the effectuation of a merger or other combination of Atlantic Acquisition Corporation, a Pennsylvania corporation and a wholly owned subsidiary of NS
("Atlantic"), or another affiliate of NS, with CRI;

      WHEREAS, NS wishes that all NS-Supported Directors have executed this undertaking to promptly resign their positions in the event the Surface Transportation Board (the "STB") issues an order denying, or approving subject to conditions unacceptable to NS, any application or petition by NS, Atlantic or other affiliates to merge or combine with or exercise control over Consolidated Rail Corporation, a Pennsylvania corporation ("CRC"), and such order becomes final after judicial review or failure to appeal; and

      WHEREAS, the undersigned NS-Supported Director is willing to act as Director pursuant to the terms of this Undertaking.

      NOW THEREFORE, the parties hereto agree as follows:

      1. Representations -- NS-Supported Director hereby represents that he/she is not an officer, director or employee of NS, Atlantic or AIC.

      2. Best Efforts -- Upon election to the CRI Board of Directors, NS-Supported Director agrees to use his/her best efforts to cause the voting stock of CRC promptly to be placed in a voting trust.

      3. No Influence or Exercise of Control -- NS-Supported Director agrees not to attempt to influence or exercise any control over the management or operations of CRC except upon the delivery of a certified copy of an order of the STB that (i) approves or exempts the acquisition of control of CRC by Atlantic, NS or any of their affiliates or (ii) approves or exempts a merger or similar business combination between CRC and Atlantic, NS or any of their affiliates, or, in the event that Subtitle IV of Title 49 of the United States Code, or other controlling law, is amended to allow Atlantic, NS or their affiliates to acquire control of the Company without obtaining STB or other governmental approval, upon the delivery of an opinion of independent counsel selected by NS-Supported Director that no order of the STB or other governmental authority is required.

      4. Resignation -- NS-Supported Director agrees to resign his/her position in the event the STB issues an order denying, or approving subject to conditions unacceptable to NS, any application or petition by NS, Atlantic or their affiliates to merge with or exercise control over CRC, and such order becomes final after judicial review or failure to appeal. NS agrees to promptly notify NS-Supported Director upon the issuance of such an STB order.


                                    NORFOLK SOUTHERN CORPORATION

ATTEST:                             By:______________________________

______________________________      Title:___________________________


                                    NS-SUPPORTED DIRECTOR

ATTEST:                             By:______________________________

______________________________      Name: ___________________________



                             NOMINEE CONSENT


                                                         February 5, 1997



Conrail Inc.
2001 Market Street
Two Commerce Square
Philadelphia, Pennsylvania 19101

Attention:  Corporate Secretary

Gentlemen:

            You are hereby notified that the undersigned consents to (i) being named as a nominee in the notice provided by Atlantic Investment Company to Conrail Inc. of its intention to nominate the undersigned and certain other persons as directors of Conrail Inc. and to conduct certain other matters at the Conrail Inc. 1997 Annual Meeting of Shareholders (the "Annual Meeting"), (ii) being named as a nominee in a proxy statement soliciting proxies for the undersigned's election as a director of Conrail Inc. at the Annual Meeting, and (iii) serving as a director of Conrail Inc. if elected at the Annual Meeting. The undersigned also confirms that the undersigned is committed to seek the most advantageous transaction for holders of shares of Common Stock and ESOP Preferred Convertible Junior Preferred Stock of Conrail Inc., and will evaluate fairly and impartially all acquisition or other proposals received by Conrail Inc., whether made by Norfolk Southern Corporation, by CSX Corporation or by any other potential acquiror and whether now pending or subsequently made.

                                    Very truly yours,


                                    /s/ George A. Butler



                             NOMINEE CONSENT


                                                          February 5, 1997


Conrail Inc.
2001 Market Street
Two Commerce Square
Philadelphia, Pennsylvania 19101

Attention:  Corporate Secretary

Gentlemen:

            You are hereby notified that the undersigned consents to (i) being named as a nominee in the notice provided by Atlantic Investment Company to Conrail Inc. of its intention to nominate the undersigned and certain other persons as directors of Conrail Inc. and to conduct certain other matters at the Conrail Inc. 1997 Annual Meeting of Shareholders (the "Annual Meeting"), (ii) being named as a nominee in a proxy statement soliciting proxies for the undersigned's election as a director of Conrail Inc. at the Annual Meeting, and (iii) serving as a director of Conrail Inc. if elected at the Annual Meeting. The undersigned also confirms that the undersigned is committed to seek the most advantageous transaction for holders of shares of Common Stock and ESOP Preferred Convertible Junior Preferred Stock of Conrail Inc., and will evaluate fairly and impartially all acquisition or other proposals received by Conrail Inc., whether made by Norfolk Southern Corporation, by CSX Corporation or by any other potential acquiror and whether now pending or subsequently made.

                                    Very truly yours,


                                    /s/ Stephen P. Lamb



                             NOMINEE CONSENT


                                                          February 5, 1997


Conrail Inc.
2001 Market Street
Two Commerce Square
Philadelphia, Pennsylvania 19101

Attention:  Corporate Secretary

Gentlemen:

            You are hereby notified that the undersigned consents to (i) being named as a nominee in the notice provided by Atlantic Investment Company to Conrail Inc. of its intention to nominate the undersigned and certain other persons as directors of Conrail Inc. and to conduct certain other matters at the Conrail Inc. 1997 Annual Meeting of Shareholders (the "Annual Meeting"), (ii) being named as a nominee in a proxy statement soliciting proxies for the undersigned's election as a director of Conrail Inc. at the Annual Meeting, and (iii) serving as a director of Conrail Inc. if elected at the Annual Meeting. The undersigned also confirms that the undersigned is committed to seek the most advantageous transaction for holders of shares of Common Stock and ESOP Preferred Convertible Junior Preferred Stock of Conrail Inc., and will evaluate fairly and impartially all acquisition or other proposals received by Conrail Inc., whether made by Norfolk Southern Corporation, by CSX Corporation or by any other potential acquiror and whether now pending or subsequently made.

                                    Very truly yours,


                                    /s/ Mary Patterson McPherson



                             NOMINEE CONSENT


                                                          February 5, 1997


Conrail Inc.
2001 Market Street
Two Commerce Square
Philadelphia, Pennsylvania 19101

Attention:  Corporate Secretary

Gentlemen:

            You are hereby notified that the undersigned consents to (i) being named as a nominee in the notice provided by Atlantic Investment Company to Conrail Inc. of its intention to nominate the undersigned and certain other persons as directors of Conrail Inc. and to conduct certain other matters at the Conrail Inc. 1997 Annual Meeting of Shareholders (the "Annual Meeting"), (ii) being named as a nominee in a proxy statement soliciting proxies for the undersigned's election as a director of Conrail Inc. at the Annual Meeting, and (iii) serving as a director of Conrail Inc. if elected at the Annual Meeting. The undersigned also confirms that the undersigned is committed to seek the most advantageous transaction for holders of shares of Common Stock and ESOP Preferred Convertible Junior Preferred Stock of Conrail Inc., and will evaluate fairly and impartially all acquisition or other proposals received by Conrail Inc., whether made by Norfolk Southern Corporation, by CSX Corporation or by any other potential acquiror and whether now pending or subsequently made.

                                    Very truly yours,


                                    /s/ Bernard C. Watson



                             NOMINEE CONSENT


                                                         February 5, 1997


Conrail Inc.
2001 Market Street
Two Commerce Square
Philadelphia, Pennsylvania 19101

Attention:  Corporate Secretary

Gentlemen:

            You are hereby notified that the undersigned consents to (i) being named as a nominee in the notice provided by Atlantic Investment Company to Conrail Inc. of its intention to nominate the undersigned and certain other persons as directors of Conrail Inc. and to conduct certain other matters at the Conrail Inc. 1997 Annual Meeting of Shareholders (the "Annual Meeting"), (ii) being named as a nominee in a proxy statement soliciting proxies for the undersigned's election as a director of Conrail Inc. at the Annual Meeting, and (iii) serving as a director of Conrail Inc. if elected at the Annual Meeting. The undersigned also confirms that the undersigned is committed to seek the most advantageous transaction for holders of shares of Common Stock and ESOP Preferred Convertible Junior Preferred Stock of Conrail Inc., and will evaluate fairly and impartially all acquisition or other proposals received by Conrail Inc., whether made by Norfolk Southern Corporation, by CSX Corporation or by any other potential acquiror and whether now pending or subsequently made.

                                    Very truly yours,


                                    /s/ J. Roger Williams, Jr.